Exhibit 3.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

FIRST AMENDED PROMISSORY NOTE

Principal Amount: $75,000	New York, New York
Purchase Price: $75,000	March 24, 2021

amended as of December 21, 2021

FOR VALUE RECEIVED, Performance Drink Group, Inc., a Colorado corporation (the “Company”), hereby promises to pay to the order of Elliott Polatoff (the “Payee”), at the address specified for notice below, or such other place as the Payee may designate to Company in writing from time to time, the principal sum of $75,000 in lawful money of the United States of America on September 1, 2021 (the “Maturity Date”), in addition to all other amounts provided in this convertible promissory note (this “Note”).

1.            Purchase Price. The Purchase Price of this Note shall be $75,000. Upon execution and delivery of this Note, the sum of $75,000 shall be remitted and delivered to, or on behalf of, the Company by the Payee.

2.            Payment Terms.

(a)           Interest. This Note shall not bear interest.

(b)            Payment of Principal. The principal of this Note shall be payable in $25,000 installments on each of July 1, 2021, August 1, 2021, and September 1, 2021, the Maturity Date.

(c)             Prepayment. The Company shall have the right to prepay this Note prior to the Maturity Date subject to 3-day prior notice to the Payee (“Pre-pay Notice”). During the Pre-pay Notice period, the Payee shall retain the ability to exercise the rights set forth in Sections 2(d) and 2(e) below. In the event that any scheduled payment date hereunder is a day on which banks in the State of New York are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day in which banks in the State of New York are open, with additional interest for such delay at the rate then in effect hereunder.

(d)            Right to Convert. The Payee shall have the right, at any time from the later of the date on the signature page attached hereto or the date that the Purchase Price is received by the Company (the “Issue Date”), so long as there are amounts outstanding under the Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and any Default Interest into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”), as set forth in Section 2(e); provided, however, that, in no event, shall the Payee be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Payee and his affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Payee and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Payee upon, at the election of the Payee, not less than 10-days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 10th day (or such later date, as determined by the Payee, as may be specified in such notice of waiver).

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The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price (as defined in Section 2(e), in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company or Company’s transfer agent by the Payee; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company or Company’s transfer agent before 11:59 p.m., New York, New York, time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus all other amounts due under this Note, if any.

(e)           Right to Qualification. Payee shall have the right, which may be exercised at Payee’s sole discretion, to convert any amount due under this Note into shares of any qualified Regulation A Offering under the Securities Act of 1933, as amended, of the Company during the term of the any such Regulation A Offering. The number of shares to be issued upon any such conversion shall be determined by dividing the converted amount of this Note by the then-current offering price (the “Conversion Price”) of the applicable Regulation A Offering Statement. In conjunction with the rights granted to Payee under this Section 2(e), the Company shall, while any amount due under this Note remains outstanding, (1) identify Payee as a selling shareholder in each of its Regulation A Offering Circulars; and (2) qualify and allocate a sufficient number of shares of its Common Stock to repay the remaining balance under the Note in full.

(g)           Authorized Shares. The Company represents that, upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non- assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Company acknowledges that it has irrevocably instructed its transfer agent to reserve the Conversion Shares and agrees that this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares in accordance with the terms and conditions of this Note.

3.           Default. It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note shall become immediately due and payable upon the occurrence of any of the following events:

(a)           any failure on the part of the Company to make any payment under this Note when due, and such failure continues for 90 days after the due date;

(b)           the Company’s commencement (or take any action for the purpose of commencing) of any proceeding under any bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties;

(c)            a proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against such party, or the proceeding is controverted but is not dismissed within thirty (30) days after the commencement thereof;

(d)           the appointment of a receiver, trustee, or custodian for all or substantially all of the assets of the Company, which appointment remains in place for at least one hundred twenty (120) days, the dissolution or liquidation of the Company; or

(e)            the admission by the Company of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of the Company.

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4.            Waiver.

(a)            The Company and every endorser or guarantor, if any, of this Note regardless of time, order, or place of signing waive demand, presentment, protest, notice of protest, notice of dishonor with respect to this Note and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions and to any additions or releases of any other parties or persons primarily or secondarily liable with respect to this Note.

(b)            The parties hereto agree that a waiver of rights under this Note shall not be deemed to be made by a party hereto unless such waiver shall be in writing, duly signed by the applicable party, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto in any other respect at any other time.

(c)            IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE COMPANY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ALL RIGHT TO A TRIAL BY JURY.

5.            GOVERNING LAW. This Note shall be governed by the laws of the State of Colorado without regard to conflicts of law principles.

6.            Assignment of Note. The Company may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger with or into another corporation) without the prior written consent of Payee. The Note may be assigned at any time by the Payee.

7.            Miscellaneous.

(a)            This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

(b)            Subject to the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

(c)            This Note and the agreements and documents referred to herein and therein constitute a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties with respect to this Note. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

(d)            The term “Payee” shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

(e)            Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by FedEx, Express Mail, or similar internationally recognized overnight delivery or courier service, or delivered in person or by facsimile, email, or similar telecommunications equipment, against receipt therefore at the address of such party set forth in this Section 7(e) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(e)).

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Payee:	Elliott Polatoff
909 Plainview Avenue
Far Roackaway, New York 11691
E-mail: elliott@devildonutz.com

Company:	Performance Drink Group, Inc.
David Lovatt, Chief Executive Officer
11427 West I-70 Frontage Road North
Wheat Ridge, Colorado 80033
E-mail: david.lovatt@supplementgrp.com

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

(f)            Time is of the essence under this Note.

(g)           All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Legal Rate”). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, the Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to any other indebtedness of the Company to the Payee. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Payee with respect to the indebtedness evidenced hereby.

(h)           The Company represents and warrants that the issuance of this Note has been duly authorized by all necessary corporate and shareholder actions and the execution, delivery and repayment of this Note does not and will not violate any agreement to which it is a party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note as of the date first set forth above.

COMPANY:

PERFORMANCE DRINK GROUP, INC.

By: /s/ David Lovatt
David Lovatt
Chief Executive Officer

Agreed to and Accepted By:

/s/ Elliott Polatoff

Elliott Polatoff

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_______principal amount of the Note (defined below) into that number of shares of common stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Performance Drink Group, Inc., a Colorado corporation (the “Borrower”), according to the conditions of the First Amended Promissory Note of the Borrower dated March 24, 2021, as amended December 21, 2021 (the “Note”), as of the date written below. No fee will be charged to the undersigned for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent At Custodian (“DWAC Transfer”).

Name of DTC Prime Broker:________________________________
Account Number:_______________________________________

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address

E-Mail

Date of Conversion:_______

Applicable Conversion Price: $_______

Number of shares of common stock to be issued pursuant to conversion of the Note: _________________

Amount of Principal Balance due remaining under the Note after this conversion: _______

By: ___________________
Name: _________________
Title: __________________

Date:

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